THOMPSON  BRUSSELS   CINCINNATI  CLEVELAND  COLUMBUS   DAYTON  NEW YORK  WASHINGTON, D.C.
-------------------------------------------------------------------------------------------
  HINE
  ----


                                November 29, 2004



The GKM Funds
11150 Santa Monica Boulevard
Suite 850
Los Angeles, California  90025

       RE: THE GKM FUNDS, FILE NOS. 333-71402 AND 811-10529

Gentlemen:

     A legal opinion that we prepared was filed with the Registration Statement for The GKM Funds (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                     Very truly yours,

                                                     /s/ Thompson Hine LLP

                                                     Thompson Hine LLP














405249.2